EXHIBIT A

                            RESTATED
                    ARTICLES OF INCORPORATION

                               OF

                   MIDAMERICAN ENERGY COMPANY

TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:

          Pursuant to the provisions of Sections 490.201 and 202 of the Iowa Business Corporation Act, the undersigned incorpora-tor hereby adopts the following Restated Articles of Incorporation ("Articles of Incorporation"):

                            ARTICLE I

          The name of the corporation is "MidAmerican Energy" Company (hereinafter sometimes called the "Corporation") and its registered office shall be located at ______________________ with the right to establish and maintain branch offices at such other points within and without the State of Iowa as the Board of Directors of the Corporation may, from time to time, determine. The name of the Corporation's registered agent at such registered office is ________________.

                           ARTICLE II

          The nature of the business or purposes to be conducted or promoted is to engage in any or all lawful act or activity for which a corporation may be incorporated under the Iowa Business
Corporation Act.

                           ARTICLE III

          The name and address of the incorporator is:

               ______________________
               ______________________
               ______________________
               ______________________, Iowa _____

                           ARTICLE IV

          A. The aggregate number of shares which the Corporation shall have authority to issue is ___________ shares of Common Stock, no par value ("Common Stock"), __________ shares of Class I Preferred Stock, par value $100 per share ("Class I Preferred Stock"), _________ shares of Class M Preferred Stock, no par value ("Class M Preferred Stock"), and _________ shares of Preference Stock, no par value ("Preference Stock").

          B. The shares of authorized Common Stock shall be identical in all respects and shall have equal rights and privileges. For all purposes, each registered holder of Common Stock shall, at each meeting of shareholders, be entitled to one vote for each share of Common Stock held, either in person or by proxy duly authorized in writing. Except to the extent required by law or as permitted by these Articles of Incorporation, as amended from time to time, the registered holders of the shares of Common Stock shall have unlimited and exclusive voting rights.

          C. The Board of Directors, at any time or from time to time, may, and is hereby authorized to, issue and dispose of any of the authorized and unissued shares of Common Stock and any treasury shares for such kind and amount of consideration and to such persons, firms or corporations, as may be determined by the Board of Directors, subject to any provisions of law then applicable. The holders of Common Stock shall have no preemptive rights to acquire or subscribe to any shares, or securities convertible into shares, of Common Stock.

          D. The Board of Directors, at any time or from time to time may, and is hereby authorized to, divide the authorized and unissued shares of Class I Preferred Stock, Class M Preferred Stock and Preference Stock into one or more classes or series and in connection with the creation of any class or series to determine, in whole or in part, to the full extent now or hereafter permitted by law, by adopting one or more articles of amendment to the Articles of Incorporation providing for the creation thereof, the designation, preferences, limitations and relative rights of such class or series, which may provide for special, conditional or limited voting rights, or no rights to vote at all, and to issue and dispose of any of such shares and any treasury shares for such kind and amount of consideration and to such persons, firms or corporations, as may be determined by the Board of Directors, subject to any provisions of law then applicable.

          E. The Board of Directors, at any time or from time to time may, and is hereby authorized to, create and issue, whether or not in connection with the issue and sale of any shares of its Common Stock, Class I Preferred Stock, Class M Preferred Stock or Preference Stock or other securities of the Corporation. Such warrants, rights and/or options entitling the holders thereof to purchase from the Corporation any shares of its Common Stock, Class I Preferred Stock, Class M Preferred Stock or Preference Stock or other securities of the Corporation. Such warrants, rights, or options shall be evidenced by such instrument or instruments as shall be approved by the Board of Directors of the Corporation. The terms upon which, the time or times (which may be limited or unlimited in duration) at or within which, and the price or prices (which shall be not less than the minimum amount prescribed by law, if any) at which any such shares or other securities may be purchased from the Corporation upon the exercise of any such warrant, right or option shall be fixed and stated in the resolution or resolutions of the Board of Directors of the Corporation providing for the creation and issue of such warrants, rights or options. The Board of Directors of the Corporation is hereby authorized to create and issue any such warrants, rights or options from time to time for such consideration, if any, and to such persons, firms or corporations, as the Board of Directors may determine.

          F. The Corporation may authorize the issue of some or all of the shares of any or all of the classes of its capital stock without certificates.

          G. The Corporation shall not be required to issue certificates representing any fraction or fractions of a share of stock of any class but may issue in lieu thereof one or more non-dividend bearing and non-voting scrip certificates in such form or forms as shall be approved by the Board of Directors of the Corporation, each scrip certificate representing a fractional interest in one share of stock of any class. Such scrip certificates upon presentation together with similar scrip certificates representing in the aggregate an interest in one or more full shares of stock of any class shall entitle the holders thereof to receive one or more full shares of stock of such class. Such scrip certificates may contain such terms and conditions as shall be fixed by the Board of Directors of the Corporation and may become void and of no effect after a period to be determined by the Board of Directors and to be specified in such scrip certificates.

          H. The Corporation shall be entitled to treat the person in whose name any share of Common Stock, Class I Preferred Stock, Class M Preferred Stock or Preference Stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any person, whether or not the Corporation shall have notice thereof except as may be expressly provided otherwise by the laws of the State of Iowa.

                            ARTICLE V

          The term of corporate existence of the Corporation shall be perpetual.

                           ARTICLE VI

          A. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. The number of directors of the Corporation shall be fixed by the Bylaws but shall be no less than ____ (__) and no greater than ____ (__), and such number may be increased or decreased from time to time by amendment to the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director.

Directors shall be elected by the shareholders at each annual meeting of the Corporation as specified herein and in the Bylaws.
Directors need not be shareholders.

          B. Each director shall serve until his or her successor is elected and qualified or until his or her prior death, retirement, resignation or removal. Should a vacancy occur or be created, whether arising through death, resignation or removal of a director or through an increase in the number of directors, such vacancy shall be filled solely by a majority vote of the remaining directors though less than a quorum of the Board of Directors. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the Board of Directors.

          C. Any director or the entire Board of Directors may be removed for cause as set forth in this paragraph C. Removal of a director for cause must be approved by the affirmative vote of the holders of shares of capital stock of the Corporation having at least 75% of the votes of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, only at a meeting called for the purpose of removing the director and after notice stating that the purpose, or one of the purposes, of the meeting is removal of the director. Any action for removal of a director must be taken within one year of such cause.

          D. The Board of Directors, by a vote of a majority of the entire Board, may appoint from the directors an executive committee and such other committees as they may deem judicious; and to such extent as shall be provided in the resolution of the Board or in the Bylaws, may delegate to such committees all or any of the powers of the Board of Directors which may be lawfully delegated, and such committees shall have and thereupon may exercise all or any of the powers so delegated to them. The Board of Directors of the Corporation or the Bylaws may provide the number of members necessary to constitute a quorum of any committee and the number of affirmative votes necessary for action by any committee.

          E. The Board of Directors shall elect such officers of the Corporation as specified in the Bylaws. All vacancies in the offices of the Corporation shall be filled by the Board of Directors. The Board of Directors shall also have authority to appoint such other managing officers and agents as they may from time to time determine.


                           ARTICLE VII

          Special meetings of shareholders of the Corporation may be called at any time by the Chairman of the Board of Directors or by the President on at least ten days' notice to each shareholder entitled to vote at the special meeting, by mail at such shareholder's last known post office address, specifying the time, place and purpose or purposes of the special meeting.

                          ARTICLE VIII

          The private property of the shareholders of the Corporation shall be exempt from all corporate debts.

                           ARTICLE IX

          A. In addition to any affirmative vote required by law or under any other provision of these Articles of Incorporation:

          (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with or into any Other Entity (as hereinafter defined); or

          (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any Other Entity of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $25,000,000 or more; or

          (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to any Other Entity in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $25,000,000 or more; or

          (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation; or

          (v) any reclassification of securities (including any reverse stock split), recapitalization, reorganization, merger or consolidation of the Corporation with any of its Subsidiaries or any similar transaction (whether or not with or into or otherwise involving any Other Entity) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Other Entity; or

          (vi) any direct or indirect purchase or other acquisition by the Corporation of any equity security (as defined in Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on June 30, 1994) of any class from any Interested Security-holder (as hereinafter defined) who has beneficially owned such securities for less than two years prior to the date of such purchase or any agreement in respect thereof, shall require the affirmative vote of the holders of shares of capital stock of the Corporation having at least 75% (excluding, in the case of (i) through (v) above, shares beneficially owned by a 25% Shareholder (as hereinafter defined), and, in the case of (vi) above, shares beneficially owned by such Interested Securityholder) of the votes of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this
Article IX as one class ("Voting Shares"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

          B. The provisions of paragraph A of this Article IX shall not be applicable to any particular Business Combination (as hereinafter defined), and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following subparagraphs 1 and 2 shall have been satisfied.

          1. A majority of the Continuing Directors (as hereinafter defined) shall have approved the Business
     Combination (but only if a majority of the Board of Directors are Continuing Directors); or

          2. All of the following conditions shall have been met:

               a.  The ratio of:

                    (i) the aggregate amount of the cash and the Fair Market Value as of the date of consummation of the Business Combination of other consideration to be received per share by holders of a particular class or series of Voting Shares in such Business Combination to

                    (ii) the Fair Market Value per share of such class or series of Voting Shares on the date of the first public announcement of such Business Combination or the date on which any 25% Shareholder became a 25% Shareholder, whichever is higher is at least as great as the ratio (which ratio shall equal the number one in the event that such 25% Shareholder has never beneficially owned any shares of such class or series of Voting Shares) of

                         (x)  the highest per share price
                    (including brokerage commissions, transfer taxes and soliciting dealers' fees) which such 25% Shareholder has theretofore paid for any share of such class or series of Voting Shares acquired by it to

                         (y)  the Fair Market Value per share of
                    such class or series of Voting Shares on the date of the initial acquisition by such 25% Shareholder of any share of such class or series of Voting Shares;

               b. The aggregate amount of the cash and Fair Market Value as of the date of consummation of the Business Combination of other consideration to be received per share by holders of Class I Preferred Stock, Class M Preferred Stock and Preference Stock in such Business Combination is not less than the highest preferential amount per share to which holders of shares of such class or series of Class I Preferred Stock, Class M Preferred Stock and Preference Stock would, respectively, be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event;

               c. The consideration to be received by holders of a particular class or series of Voting Shares in such Business Combination shall be in cash or in the same form and of the same kind as the consideration paid by the 25% Shareholder in acquiring the shares of such class or series of Voting Shares already owned by it;

               d.  After such 25% Shareholder has acquired
          ownership of not less than 25% of the then outstanding
          Voting Shares (a "25% Interest") and prior to the consummation of such Business Combination:

                    (i)  the 25% Shareholder shall have taken
               steps to ensure that the Corporation's Board of Directors includes at all times representation by Continuing Director(s) proportionate to the ratio that the Voting Shares which from time to time are owned by persons who are not 25% Shareholders

               ("Public Holders") bear to all Voting Shares outstanding at such respective times (with a Continuing Director to occupy any resulting fractional board position):

                    (ii)  there shall have been no reduction in
               the rate of distributions ("Dividends") payable on the Common Stock except as may have been approved by a majority vote of the Continuing Directors;

                    (iii)  such 25% Shareholder shall not have
               acquired any newly issued shares of stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to obtaining a 25% Interest or as a result of a pro rata stock Dividend or stock split); and

                    (iv)  such 25% Shareholder shall not have
               acquired any additional Voting Shares or securities convertible into or exchangeable for Voting Shares except as a part of the transaction which resulted in such 25% Shareholder acquiring its 25% Interest;

               e. Prior to or upon the consummation of such Business Combination, such 25% Shareholder shall not have (i) received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation, or (ii) made any major change in the Corporation's business or equity capital structure without the unanimous approval of the entire Board of Directors; and

               f.  A proxy statement responsive to the
          requirements of the Securities Exchange Act of 1934 and the General Rules and Regulations promulgated thereunder shall have been mailed to all holders of Voting Shares for the purpose of soliciting shareholders' approval of such Business Combination. Such proxy statement shall contain at the front thereof in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combi-nation which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, an opinion of a reputable investment banking firm as to the, fairness (or lack of fairness) of the terms of such Business Combination, from a financial point of view, to the holders of Voting Shares other than any 25% Shareholder (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

          C.  For the purposes of this Article IX:

          1. The term "Business Combination" shall mean any transaction which is referred to in any one or more of clauses
(i) through (v) of paragraph A of this Article IX;

          2.  The term "Other Entity" shall include (a) any 25%
Shareholder and (b) any other person (whether or not itself a 25%
Shareholder) which after any Business Combination, would be an Affiliate (as hereinafter defined) of any 25% Shareholder;

          3. The term "person" shall mean any individual, firm, trust, partnership, association, corporation or other entity;

          4. The term "25% Shareholder" shall mean, in respect to any Business Combination, any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of shareholders entitled to notice of and to vote on such Business Combination, or immediately prior to the consummation of any such transactions,

          (a) is the beneficial owner, directly or indirectly, of not less than 25% of the Voting Shares, or

          (b) is an Affiliate of the Corporation and at any time within five years prior thereto was the beneficial owner, directly or indirectly, of not less than 25% of the then outstanding Voting Shares, or

          (c) is an assignee of or has otherwise succeeded to any shares of capital stock of the Corporation which were at any time within five years prior thereto beneficially owned by any 25% Shareholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933;

          5. A person shall be the beneficial owner of any Voting Shares

          (a) which such person or any of its Affiliates and Associates (as hereinafter defined) beneficially own, directly or indirectly, or

          (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or

          (c) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation;

          6. The outstanding Voting Shares shall include shares deemed owned through application of subparagraph 5 of this paragraph C above but shall not include any other Voting Shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise;

          7. The term "Continuing Director" shall mean (a) a person who was a member of the Board of Directors of the Corporation elected by the Public Holders prior to the date as of which any 25% Shareholder acquired in excess of 10% of the then outstanding Voting Shares or (b) a person designated (before his or her initial election as a director) as a Continuing Director by a majority of the then Continuing Directors;

          8. The term "other consideration to be received" shall include, without limitation, Voting Shares retained by Public
Holders in the event of a Business Combination in which the Corporation is the surviving corporation;

          9. The terms "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule 12b-2, of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on June 30, 1994;

          10. The term "Subsidiary" shall mean any corporation or other entity of which a majority of the outstanding voting securities or other equity interests having the power, under ordinary circumstances, to elect a majority of the directors, or otherwise to direct the management and policies, of such corporation or other entity, is owned, directly or indirectly, by the Corporation.

          11. The term "Interested Securityholder" shall mean, with respect to any transaction which is referred to in Clause
(vi) of paragraph A of this Article IX, any person (other than the Corporation or any Subsidiary) who or which, as of the record date for the determination of shareholders entitled to notice of and to vote on such transaction, or immediately prior to the consummation of any such transaction,

          (a) is the beneficial owner, directly or indirectly, of not less than five percent of the Voting Shares, or

          (b) is an Affiliate of the Corporation and at any time within two years prior thereto was the beneficial owner, directly or indirectly, of not less than five percent of the then outstanding Voting Shares, or

          (c) is an assignee of or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within two years prior thereto beneficially owned by an Interested Securityholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933; and

          12. The term "Fair Market Value" shall mean (i) in the case of capital stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such capital stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such capital stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such capital stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such capital stock is listed, or, if such capital stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such capital stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available the fair market value on the date in question of a share of such capital stock as determined by a majority of the Continuing Directors in good faith; and (ii) in the case of property other than cash or capital stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors; provided that any such determination by the Continuing Directors shall only be effective if made at a meeting at which a majority of Continuing Directors is present.

          D. A majority of the Continuing Directors shall have the power and duty to determine for purposes of this Article IX, on the basis of information known to them, (i) the number of Voting Shares beneficially owned by any person, (ii) whether a person is an Affiliate or Associate of another, (iii) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in subparagraph 4 of paragraph C, (iv) whether the assets subject to any Business Combination have an aggregate Fair Market Value of $25,000,000 or more, and (v) such other matters with respect to which a determination is required under this Article IX.

          E. Nothing contained in this Article IX shall be construed to relieve any 25% Shareholder from any fiduciary obligation imposed by law.

                            ARTICLE X

          Any amendment, alteration, change or repeal of
Article VIA, VIB and VIC, Article IX or this Article X of these Articles of Incorporation shall require the affirmative vote of the holders of shares of capital stock of the Corporation having at least 75% of the votes of all outstanding Voting Shares (as defined in Article IX), excluding from such affirmative vote shares beneficially owned by any 25% Shareholder or by any Interested Securityholder in the case of an amendment of the provisions of paragraph A of Article IX that exclude from an affirmative vote required pursuant to such paragraph A shares beneficially owned by 25% Shareholders or shares beneficially owned by Interested Securityholders, as the case may be.

                           ARTICLE XI

          The Board of Directors may make Bylaws, and from time to time may alter, amend or repeal any Bylaws; but any Bylaws made by the Board of Directors may be altered or repealed by the shareholders entitled to vote generally at any annual meeting, or at any special meeting provided notice of such proposed alteration or repeal be included in the notice of meeting.

                           ARTICLE XII

          A. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

          (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders; or

          (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

          (iii) for any transaction from which the director derives an improper personal benefit; or

          (iv) under Section 490.833, or a successor provision, of the Iowa Business Corporation Act.

          B. If, after the date these Articles of Incorporation are filed with the Iowa Secretary of State, the Iowa Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be deemed eliminated or limited to the fullest extent permitted by the Iowa Business Corporation Act, as so amended. Any repeal or modification of Section A, or this Section B of this Article XII, by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                          ARTICLE XIII

          A. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or arbitration ("proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or professional or supervisory employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, professional or supervisory employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, professional or supervisory employee or agent or in any other capacity while serving as a director, officer, professional or supervisory employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Iowa Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Act permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including without limitation attorneys' fees, all costs, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director, officer or professional or supervisory employee in his or her capacity as a director, officer or professional or supervisory employee (and not in any other capacity in which service was or is rendered by such person while a director, officer or professional or supervisory employee including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer or professional or supervisory employee, to repay all amounts so advanced if it should be determined ultimately that such director, officer or professional or supervisory employee is not entitled to be indemnified under this Article XIII or otherwise.

          B. If a claim under Section A is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Iowa Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Iowa Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

          C. Indemnification provided hereunder shall, in the case of the death of the person entitled to indemnification, inure to the benefit of such person's heirs, executors or other lawful representatives. The invalidity or unenforceability of any provision of this Article XIII shall not affect the validity or enforceability of any other provision of this Article XIII.

          D. Any action taken or omitted to be taken by (i) any director, officer or professional or supervisory employee in good faith and in compliance with or pursuant to any order, determination, approval or permission made or given by a commission, board, official or other agency of the United States or of any state or other governmental authority with respect to the property or affairs of the Corporation or any such business corporation, not-for-profit corporation, joint venture, trade association or other entity over which such commission, board, official or agency has jurisdiction or authority or purports to have jurisdiction or authority or (ii) by any director of the Corporation pursuant to Section D of Article IX shall be presumed to be in compliance with the standard of conduct set forth in
Section 490.851 (or any successor provision) of the Iowa Business Corporation Act whether or not, in the case of clause (i), it may thereafter be determined that such order, determination, approval or permission was unauthorized, erroneous, unlawful or otherwise improper.

          E. Unless finally determined, the termination of any litigation, whether by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the action taken or omitted to be taken by the person seeking indemnification did not comply with the standard of conduct set forth in Section 490.851 (or any successor provision) of the Iowa Business Corporation Act.

          F.  The rights conferred on any person by this
Article XIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise. Indemnification provided hereunder shall, in the case of the death of the person entitled to indemnification, inure to the benefit of such person's heirs, executors or other lawful representatives. The invalidity or unenforceability of any provision of this Article XIII shall not affect the validity or enforceability of any other provision of this Article XIII.

          G. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, professional or supervisory employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss under the Iowa Business Corporation Act.

                      ARTICLES OF AMENDMENT
                               TO
                            RESTATED
                    ARTICLES OF INCORPORATION
                               OF
                   MIDAMERICAN ENERGY COMPANY


To the Secretary of State
of the State of Iowa:

     These Articles of Amendment are delivered to you for filing pursuant to the provisions of Section 490.601, and in accordance with Section 490.602(4), of the Iowa Business Corporation Act.

     (a)  The name of the Corporation is:

                   MidAmerican Energy Company

     (b) As of _______, 199_, the Board of Directors of MidAmerican Energy Company, an Iowa corporation ("Corporation"), duly adopted the following Articles of Amendment to the Restated Articles of Incorporation ("Articles of Incorporation") of the Corporation, determining certain terms of its class of shares designated in Article IV of its Articles of Incorporation as Class I Preferred Stock, par value $100 per share ("Class I Preferred Stock"), Class M Preferred Stock, no par value ("Class M Preferred Stock"), and Preference Stock, no par value ("Preference Stock"), and creating and determining the terms of the three series of Class I Preferred Stock, eight series of Class M Preferred Stock and two series of Preference Stock (collectively, the "Merger Series") to be issued on the date on which the merger ("Merger") of Midwest Resources Inc., an Iowa corporation, Midwest Power Systems Inc., an Iowa corporation ("Midwest Power"), and Iowa-Illinois Gas and Electric Company, an Illinois corporation ("Iowa-Illinois"), with and into the Corporation becomes effective ("Effective Date of the Merger"), upon the conversion of (i) all shares of each series of Preferred Stock, no par value, of Midwest Power into shares of a particular series of Class M Preferred Stock, (ii) all shares of each series of Preferred Shares, par value $100 per share, of Iowa-Illinois into shares of a particular series of Class I Preferred Stock, and (iii) all shares of each series of Preference Shares, without par value, of Iowa-Illinois into shares of a particular series of Preference Stock, including the certain preferences, limitations and relative rights of holders of shares of Class I Preferred Stock, Class M Preferred Stock and Preference

         Stock and the designation, preferences. limitations and relative rights of each Merger Series.

     (c) The text of the Amendment determining the terms of the Class I Preferred Stock, Class M Preferred Stock and
          Preference Stock and the terms of each Merger Series, is as follows:


                           DIVISION I

         Provisions Relating to Class I Preferred Stock


(A) Issue in Series. The shares of Class I Preferred Stock may be divided into and issued in series, each of which series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Authority is hereby expressly vested in the Board of Directors to divide any or all of the shares of Class I Preferred Stock from time to time authorized into series, to fix the designation of each such series and, subject to the limitations stated herein or imposed by law, to fix and determine the following relative rights and preferences of shares of each such series:

     (1) the rate of distribution ("Dividend") for shares for such series;

     (2) the price at and the terms and conditions on which such shares may be redeemed;

     (3) the amount payable upon such shares in event of voluntary liquidation;

     (4) sinking fund provisions for the redemption or purchase of such shares, provided, however, that the Board of Directors shall not create a sinking fund in respect of any series of Class I Preferred Stock unless provision for a sinking fund at least as beneficial to all issued and outstanding shares of Class I Preferred Stock shall either then exist or be at the same time created; and

     (5) the terms and conditions on which such shares may be converted, if the shares of such series are issued with the privilege of conversion.

(B) Dividends. The holders of shares of Class I Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors from assets legally available for the payment thereof, Dividends at the rate fixed for such series, and no more, payable quarterly on the first day of each of the months of February, May, August and November (the quarterly "Dividend Payment Dates"), in each case with respect to the quarterly Dividend period ending on the day prior to such quarterly Dividend Payment Date.

     Such Dividends shall accrue and be cumulative with respect to each share of each series from and including the date of issue thereof.

     No Dividend shall be declared on the shares of any series of Class I Preferred Stock in respect of the accumulations for any quarterly Dividend period or portion thereof unless Dividends shall likewise be or have been declared with respect to accumulations on all then outstanding shares of Class I Preferred Stock of each other series thereof and on all outstanding shares of Parity Stock of each series thereof for the same period or portion thereof. Except as provided in Section (C)(2) of Division II, the ratios of the Dividends declared to Dividends accumulated with respect to any quarterly Dividend period on the shares of Class I Preferred Stock of each series thereof and on all shares of Parity Stock of each series thereof outstanding shall be identical. Accumulations of Dividends shall not bear interest.

     So long as any shares of Class I Preferred Stock are outstanding, no Dividend shall be paid or declared, or other distribution made, on Junior Shares, nor shall any Junior Shares be purchased, redeemed, retired or otherwise acquired for a consideration if Preferential Dividends on outstanding shares of Class I Preferred Stock for the current and all past quarterly Dividend periods or portions thereof shall not have been paid, or declared and set apart for payment, or if the Corporation shall be in default or deficient under any requirement of a sinking fund established with respect to outstanding shares of Class I Preferred Stock of any series for any period then elapsed; provided, however, that the restrictions of this paragraph shall not apply to the declaration and payment of Dividends on Junior Shares if payable solely in Junior Shares, nor to the acquisition of any Junior Shares through the application of the proceeds of any Junior Shares sold at or about the time of such acquisition, nor shall such restrictions prevent the transfer of any amount from surplus to stated capital.

(C) Liquidation Preferences. In the event of involuntary dissolution, liquidation or winding up ("Liquidation") of the Corporation, the holders of shares of Class I Preferred Stock of each series outstanding shall be entitled to receive out of the assets of the Corporation an amount per share equivalent to the par value thereof, plus an amount equivalent to Preferential Dividends at the rate fixed and determined for such series accrued and unpaid to the date fixed for payment, but no more.

     In the event of voluntary Liquidation of the Corporation, the holders of shares of Class I Preferred Stock of each series outstanding shall be entitled to receive out of the assets of the Corporation such amount per share as shall have been fixed and determined for such series by the Board of Directors, plus an amount equivalent to Preferential Dividends at the rate fixed and determined for such series accrued and unpaid to the date fixed for payment, but no more.

     Until payment to the holders of outstanding shares of Class I Preferred Stock as aforesaid, or until moneys or other assets sufficient for such payment shall have been set apart for payment by the Corporation, separate and apart from its other funds and assets for the account of such holders so as to be and continue to be available for payment to such holders, no payment or distribution shall be made to holders of Junior Shares in connection with or upon such Liquidation.

     Neither a consolidation nor merger of the Corporation with or into any other corporation, nor a merger of any other corporation into the Corporation, nor the purchase or redemption of all or any part of the outstanding shares of any class or classes of the Corporation, nor the sale or transfer of the property and business of the Corporation as or substantially as an entirety, shall be construed to be a Liquidation of the Corporation within the meaning of this Division I.

(D) Redemptions. The Corporation may at its option expressed by vote of the Board of Directors, at any time or from time to time, redeem the whole or any part of the shares of Class I Preferred Stock, or of any series thereof, at the redemption price or prices at the time in effect, any such redemption of shares of Class I Preferred Stock to be at such time and at such place in the City of Chicago, State of Illinois, as shall likewise be determined by vote of the Board of Directors. Notice of any proposed redemption of shares of Class I Preferred Stock shall be given by the Corporation by mailing a copy of such notice, not more than 40 nor less than 30 days prior to the time fixed for redemption, to the holders of record of the shares of Class I Preferred Stock to be redeemed, at their respective addresses then appearing on the books of the Corporation. It shall not be necessary that the holders of record of any shares of Class I Preferred Stock to be redeemed shall actually have received notice of redemption thereof, provided the same shall have been mailed as aforesaid. In case less than all of the shares of Class I Preferred Stock of any series are to be redeemed, the shares so to be redeemed shall be determined by lot in such manner as may be prescribed by the Board of Directors, and the certificates evidencing such shares shall be specified by number in the notice of such redemption. By the time so fixed for redemption, the Corporation shall, and at any time within 40 days prior to such time may, deposit in trust, for the account of the holders of the shares of Class I Preferred Stock to be redeemed, funds necessary for such redemption with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of Illinois, located in the City of Chicago, Illinois, and having a combined capital, surplus and undivided profits of at least $5,000,000, which shall be designated in such notice of redemption. Notice of redemption having been mailed and funds necessary for such redemption having been deposited as aforesaid so that such funds shall be forthwith available to holders of shares of Class I Preferred Stock to be redeemed upon surrender of certificates evidencing such shares, then, notwithstanding that the time fixed for such redemption as aforesaid may not yet have occurred or the certificates evidencing shares to be redeemed may not have been surrendered for cancellation, nevertheless all shares to be redeemed shall be deemed no longer to be outstanding for any purpose, and all voting and other rights with respect to such shares shall thereupon cease and terminate, excepting only the right of the holders of the certificates for such shares to receive, out of funds so deposited in trust, the redemption funds, without interest, to which they are entitled, and the right to exercise any privilege of conversion not theretofore expiring, the Corporation to be entitled to the return of any funds deposited for redemption of shares converted pursuant to such privilege. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time. In case the holder of shares of Class I Preferred Stock which shall have been called for redemption shall not, within six years after the redemption date, claim the amount deposited with respect to the redemption of such shares, the bank or trust company in which such deposit was made shall upon demand pay over to the Corporation such unclaimed amount and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder.

(E) Repurchases; Limitations on Reacquisitions. Subject to applicable law and the provisions of this Division I, the Corporation may from time to time purchase or otherwise acquire outstanding shares of Class I Preferred Stock at a price per share not exceeding the amount at the time payable in the event of redemption thereof otherwise than through the operation of the applicable sinking fund, if any.

     No shares of Class I Preferred Stock shall be purchased, redeemed, retired or otherwise acquired for a valuable consideration if all accumulations of Dividends on the shares of Class I Preferred Stock of all series thereof, and on the shares of Parity Stock of all series thereof, for all past quarterly Dividend periods or portions thereof shall not have been paid, or declared and a sum sufficient for the payment thereof set apart, or if the Corporation shall be in default or deficient under any requirement of a sinking fund established with respect to outstanding shares of Class I Preferred Stock of any series thereof and with respect to outstanding shares of Parity Stock of any series thereof, for any period then elapsed.

(F)  Restrictions on Certain Corporation Action.

     (1) The Corporation shall not, without the consent (given by vote at an annual meeting or a special meeting called for that purpose) of the holders of at least a majority of the total number of shares of Class I Preferred Stock then outstanding, issue any bonds, notes, debentures or other securities representing indebtedness, or assume any such indebtedness, other than:

          (a) indebtedness with a maturity not more than 12 months from date of issue (short-term indebtedness) up to an aggregate at any time outstanding which does not exceed 10% of the sum of items (y) and (z) below,

          (b) indebtedness issued for purposes of the refunding, reacquisition, redemption or other retirement of any outstanding indebtedness theretofore issued or assumed by the Corporation with a maturity date beyond 12 months from date of issue of the indebtedness being refunded, reacquired, redeemed or retired, or

          (c)  indebtedness issued for purposes of the
               reacquisition, redemption or other retirement of all or any part of outstanding shares of Class I
               Preferred Stock, Parity Stock or Senior Shares,

          if, after giving effect to such issue or assumption, the total principal amount of all bonds, notes, debentures or other securities representing indebtedness issued or assumed by the Corporation to be outstanding (but excluding short-term indebtedness, as above defined, in an amount not exceeding 10% of the sum of items (y) and (z) below) would exceed 65% of the aggregate of

          (y) the total principal amount of all bonds, notes, debentures or other securities representing indebtedness maturing in more than 12 months from date of issue issued or assumed by the Corporation and then to be outstanding, and

          (z) the capital and surplus of the Corporation as then to be stated on the books of account of the Corporation.

     (2) The Corporation shall not, without the consent (given by vote at an annual meeting or a special meeting called for that purpose) of the holders of at least two-thirds of the total number of shares of Class I Preferred then outstanding, issue, sell or otherwise dispose of any additional shares of Class I Preferred Stock, or any shares of Parity Stock or Senior Shares, unless the gross income of the Corporation determined in accordance with such system of accounts as may be prescribed by governmental authorities having jurisdiction in the premises, or, in the absence thereof, in accordance with sound accounting practices (but in any event after deducting the amount charged by the Corporation on its books for depreciation expense and all taxes), for a period of 12 consecutive calendar months within the 15 calendar months immediately preceding the issuance, sale or disposition of such shares available for the payment of interest shall have been at least 1 1/2 times the sum of (a) the annual interest charges on all interest-bearing indebtedness of the Corporation and (b) the annual Dividend requirement on all outstanding shares of Class I Preferred Stock, Parity Stock and Senior Shares, including the shares proposed to be issued; provided that there shall be excluded from the foregoing computation interest charges on all indebtedness and Dividends on all shares which are to be retired in connection with the issue of such additional shares of Class I Preferred Stock, Parity Stock or Senior Shares.

          In determining such gross income, the Board of Directors shall make such adjustment, by way of increase or decrease in such gross income, as shall, in its opinion, be necessary to give effect, for the entire 12 months for which such gross income is determined, to any acquisition or disposition of property the income from which can be separately ascertained.

(G) Preemptive Rights. No holder of shares of Class I Preferred Stock shall have any preemptive right to subscribe for or acquire additional shares of the Corporation of the same or any other class, whether such shares are now or hereafter authorized.

(H) Cancellation. Except as may otherwise be provided in this Division I, or in any articles of amendment to the Articles of Incorporation providing for the issue of any particular series of Class I Preferred Stock, shares of Class I Preferred Stock redeemed or otherwise retired by the Corporation may be reissued in the same manner as authorized but unissued shares of Class I Preferred Stock undesignated as to series until and unless cancelled pursuant to applicable law.

(I) Definitions. In this Division I and in any articles of amendment to the Articles of Incorporation adopted by the Board of Directors establishing a series of shares of Class I Preferred Stock and fixing the designation and terms thereof, the meanings below assigned shall control:

     "Senior Shares" shall mean shares of any class ranking prior to the Class I Preferred Stock as to Dividends or upon the Liquidation of the Corporation. No Parity Stock shall constitute Senior Shares.

     "Parity Stock" shall mean shares of any class ranking on a parity with, but not prior to, the Class I Preferred Stock as to Dividends or upon the Liquidation of the Corporation and shall include all shares of Class M Preferred Stock.

     "Junior Shares" shall mean shares of any class ranking subordinate to the Class I Preferred Stock both as to Dividends and upon the Liquidation of the Corporation, including all shares of Preference Stock and Common Stock.

     "Preferential Dividends" accrued and unpaid on a share of Class I Preferred Stock to any particular date shall mean an amount per share at the annual Dividend rate applicable to such share for the period beginning with the date from and including which Dividends on such share are cumulative and concluding with the day prior to such particular date, less the aggregate of all Dividends paid with respect to such share during such period.

(J)  Voting Rights.

     (1) Except to the extent required by law or as permitted by this Division I, the holders of shares of Class I
          Preferred Stock shall have no voting rights.

     (2) If at any time Dividends on any shares of Class I Preferred Stock or Class M Preferred Stock shall be accrued and unpaid in an amount equivalent to six or more full quarterly Dividends, the holders of all shares of Class I Preferred Stock and Class M Preferred Stock, voting together as a single class for such purpose, shall be entitled until, but only until, all

          Dividends accrued and unpaid on all shares of Class I Preferred Stock and Class M Preferred Stock shall have been paid (or deposited in trust for payment on or before the next succeeding Dividend Payment Date with respect to shares of Class I Preferred Stock and Merger Series shares of Class M Preferred Stock, and on or before the next succeeding date or dates upon which Dividends are payable on other series of Class M Preferred Stock), to elect two (2) Directors of the Corporation.

     (3) While the holders of the shares of Class I Preferred Stock and Class M Preferred Stock remain entitled to elect two Directors of the Corporation, the payment of Dividends on Class I Preferred Stock and Class M Preferred Stock, including accrued and unpaid Dividends, shall not be unreasonably withheld if the financial condition of the Corporation permits payment thereof.

     (4) The right of the holders of the shares of Class I Preferred Stock and Class M Preferred Stock under this Section (J) to elect two Directors of the Corporation may be exercised at any annual meeting of shareholders or, within the limitations of this Section (J), at a special meeting of shareholders held for such purpose; whenever such right shall have become vested, upon request signed by any holder of record of shares of Class I Preferred Stock or Class M Preferred Stock and delivered to the Corporation at its principal office not less than ninety (90) days prior to the date for the annual meeting next following the date of such vesting, the President of the Corporation shall call a special meeting of shareholders, to be held within sixty (60) days after the receipt of such request, for the purpose of electing a new Board of Directors, of which two shall, subject to the provisions of this Section (J), be elected by a vote of the holders of the shares of Class I Preferred Stock and Class M Preferred Stock, voting together as a single class, to serve until the next annual meeting or until their successors shall be elected and shall qualify.

     (5) No such special meeting shall be required to be held within 120 days after such a prior special meeting, and the term of office of each Director of the Corporation shall terminate at the time of any such special meeting or adjournment thereof, notwithstanding that the term for which such Director had been elected shall not then have expired, and provided that the successor of such Director is duly elected and qualified.

     (6) In the event that at any special meeting at which the holders of the shares of Class I Preferred Stock and Class M Preferred Stock shall be entitled to elect two Directors of the Corporation, a quorum of the holders of the shares of Class I Preferred Stock and Class M Preferred Stock shall not be present in person or by proxy, the holders of Common Stock, if a quorum thereof be present in person or by proxy, shall temporarily elect the Directors of the Corporation, which the holders of the shares of Class I Preferred Stock and Class M Preferred Stock were entitled but failed to elect, such Directors to be designated as having been so elected and their term of office to expire at such time thereafter as their successors shall be elected by the holders of the shares of Class I Preferred Stock and Class M Preferred Stock as provided in this Section
          (J).

     (7) Whenever the holders of the shares of Class I Preferred Stock and Class M Preferred Stock shall be entitled to elect two Directors, any holder of record of shares of Class I Preferred Stock or Class M Preferred Stock shall have the right, during regular business hours, in person or by a duly authorized representative, to examine the Corporation stock records of the Class I Preferred Stock and Class M Preferred Stock for the purpose of communicating with other holders of shares of Class I Preferred Stock and Class M Preferred Stock with respect to the exercise of such right of election, and to make a list of such holders.

     (8) Whenever, under the terms of this Section (J), the holders of the shares of Class I Preferred Stock and Class M Preferred Stock shall be divested of the right to elect two Directors, upon request signed by any holder of record of Common Stock and delivered to the Corporation at its principal office not less than ninety (90) days prior to the date for the annual meeting next following the date of such divesting, the President of the Corporation shall call a special meeting of the holders of Common Stock to be held within sixty (60) days after the receipt of such request for the purpose of electing a new Board of Directors to serve until the next annual meeting or until their respective successors shall be elected and shall qualify.

     (9) The term of office of each Director of the Corporation shall terminate at the time of any such special meeting or adjournment thereof at which a quorum of holders of Common Stock shall be present in person or by proxy, notwithstanding that the term for which such Director had been elected shall not then have expired, and provided that the successor to such Director is duly elected and qualified.

     (10) If, during any interval between annual meetings of shareholders for the election of Directors and while the holders of the shares of Class I Preferred Stock and Class M Preferred Stock shall be entitled to elect two Directors, a Director in office who has been elected by the holders of shares of Class I Preferred Stock and Class M Preferred Stock, shall, by reason of resignation, death or removal, cease to be a Director,
          (i) the vacancy or vacancies shall be filled by vote of the remaining Director then in office who was elected by the holders of shares of Class I Preferred Stock and Class M Preferred Stock or who succeeded to a Director so elected, and (ii) if any vacancy which occurred more than six months prior to the date of the next ensuing annual meeting is not so filled within forty (40) days after the occurrence thereof, the President of the Corporation shall call a special meeting of the holders of the shares of Class I Preferred Stock and Class M Preferred Stock and such vacancy shall be filled at such special meeting.

     (11) A Director elected by the holders of the shares of Class I Preferred Stock and Class M Preferred Stock may be removed from office only by vote of the holders of a majority of the votes of the outstanding shares of Class I Preferred Stock and Class M Preferred Stock, voting together as a single class.

     (12) At any annual or special meeting of the shareholders held for any purpose, including the purpose of electing Directors when the holders of the shares of Class I Preferred Stock and Class M Preferred Stock shall be entitled to elect two Directors, the presence in person or by proxy of holders of a majority of the votes of the outstanding shares of Class I Preferred Stock and Class M Preferred Stock shall be required to constitute a quorum of the holders of the shares of Class I Preferred Stock and Class M Preferred Stock.

     (13) At any meeting of shareholders at which the holders of the shares of Class I Preferred Stock and Class M Preferred Stock are required to vote by law or are permitted to vote by any articles of amendment to the Articles of Incorporation, each holder of shares of Class I Preferred Stock shall have one vote for each such share and each holder of shares of each series of Class M Preferred Stock shall have the number or fraction of votes set forth for each such share in the articles of amendment to the Articles of Incorporation in which the terms of such series are determined, in each case standing in the name of such holder on the books of the Corporation on the record date fixed for such purpose, or, if no record date is fixed, on the date on which such vote is taken.

     (14) The holders of shares of Class I Preferred Stock shall not be entitled to receive notice of any meeting at which they are not entitled to vote.

(K)  $4.36 Cumulative Class I Preferred Stock.

     (1) Designation of Series and Number of Shares to be Issuable Therein. A series of Class I Preferred Stock is designated $4.36 Cumulative Class I Preferred Stock.

          Such series is a closed series consisting of 60,000 shares of Class I Preferred Stock.

     (2) Rate of Dividend. The rate per annum of Dividends on the $4.36 Cumulative Class I Preferred Stock is $4.36 per share. The first Dividend payable on shares of $4.36 Cumulative Class I Preferred Stock, if any, issued between quarterly Dividend Payment Dates shall be an amount per share equal to that proportion of $1.09 which (a) the period, beginning with the date of issue of such shares and ending with the last day of the quarterly Dividend period in which such issue occurs, bears to (b) the full quarterly Dividend period.

     (3)  Redemption Prices.  The redemption price of the $4.36
          Cumulative Class I Preferred Stock is $102 1/8 per share plus the amount of accrued and unpaid Dividends, if any, thereon to the redemption date.

     (4) Voluntary Liquidation Price. The amount payable on each share of $4.36 Cumulative Class I Preferred Stock in the event of voluntary Liquidation of the Corporation is an amount equal to the redemption price thereof applicable at the date fixed for payment, but no more.

     (5) No Sinking Fund. There is no sinking fund for the purchase or redemption of shares of $4.36 Cumulative
          Class I Preferred Stock.

     (6)  No Conversion Privilege.  Shares of $4.36 Cumulative
          Class I Preferred Stock are not convertible into other shares or securities of the Corporation.

     (7) Merger Series. The $4.36 Cumulative Class I Preferred Stock is a Merger Series (as defined below) and on the Effective Date (as defined below) of the Merger (as defined below) one share of $4.36 Cumulative Class I

          Preferred Stock shall be issued upon the conversion in the Merger of a Preferred Share, par value $100 per share, of Iowa-Illinois of the series designated $4.36 Cumulative Preferred Shares. The three series of Class I Preferred Stock, eight series of Class M Preferred Stock and two series of Preference Stock created pursuant to these Articles of Amendment are collectively referred to herein as the "Merger Series", which are to be issued on the date on which the merger (the "Merger") of Midwest Resources Inc., an Iowa corporation, Midwest Power Systems Inc., an Iowa corporation, and Iowa-Illinois Gas and Electric Company, an Illinois corporation, with and into the Corporation becomes effective ("Effective Date of the Merger").

(L)  $4.22 Cumulative Class I Preferred Stock.

     (1)  Designation of Series and Number of Shares to Be
          Issuable Therein. A series of Class I Preferred Stock is designated $4.22 Cumulative Class I Preferred Stock.

          Such series is a closed series consisting of 40,000 shares of Class I Preferred Stock.

     (2) Rate of Dividend. The rate per annum of Dividends on the $4.22 Cumulative Class I Preferred Stock is $4.22 per share. The first Dividend payable on shares of $4.22 Cumulative Class I Preferred Stock, if any, issued between quarterly Dividend Payment Dates shall be an amount per share equal to that proportion of $1.06 which (a) the period, beginning with the date of issue of such shares and ending with the last day of the quarterly Dividend period in which such issue occurs, bears to (b) the full quarterly Dividend period.

     (3)  Redemption Prices.  The redemption price of the $4.22
          Cumulative Class I Preferred Stock is $100 per share plus the amount of accrued and unpaid Dividends, if any, thereon to the redemption date.

     (4) Voluntary Liquidation Price. The amount payable on each share of $4.22 Cumulative Class I Preferred Stock in the event of voluntary Liquidation of the Corporation is an amount equal to the redemption price thereof applicable at the date fixed for payment, but no more.

     (5) No Sinking Fund. There is no sinking fund for the purchase or redemption of shares of $4.22 Cumulative
          Class I Preferred Stock.

     (6)  No Conversion Privilege.  Shares of $4.22 Cumulative
          Class I Preferred Stock are not convertible into other shares or securities of the Corporation.

     (7) Merger Series. The $4.22 Cumulative Class I Preferred Stock is a Merger Series and on the Effective Date of the Merger one share of $4.22 Cumulative Class I Preferred Stock shall be issued upon the conversion in the Merger of a Preferred Share, par value $100 per share, of Iowa-Illinois of the series designated $4.22 Cumulative Preferred Shares.

(M)  $7.50 Cumulative Class I Preferred Stock.

     (1)  Designation of Series and Number of Shares to Be
          Issuable Therein. A series of Class I Preferred Stock is designated $7.50 Cumulative Class I Preferred Stock.

          Such series is a closed series consisting of 100,000 shares of the Class I Preferred Stock.

     (2) Rate of Dividend. The rate per annum of Dividends on the $7.50 Cumulative Class I Preferred Stock is $7.50 per share. The first Dividend payable on shares of $7.50 Cumulative Class I Preferred Stock, if any, issued between quarterly Dividend Payment Dates shall be an amount per share which is the same proportion of $1.875 that (a) the period beginning with the date of issue of such shares and ending with the last day of the quarterly Dividend period in which such issue occurs is of (b) the full quarterly Dividend period.

     (3)  Redemption Prices.  The redemption price of the $7.50
          Cumulative Class I Preferred Stock is $101.88 per share plus the amount of accrued and unpaid Dividends thereon, if any, to the redemption date.

     (4) Voluntary Liquidation Price. The amount payable on each share of $7.50 Cumulative Class I Preferred Stock in the event of voluntary Liquidation of the Corporation is an amount equal to the redemption price thereof applicable at the date fixed for payment, but no more.

     (5) No Sinking Fund. There is no sinking fund for the purchase or redemption of shares of $7.50 Cumulative
          Class I Preferred Stock.

     (6)  No Conversion Privilege.  Shares of $7.50 Cumulative
          Class I Preferred Stock are not convertible into other shares or securities of the Corporation.

     (7) Merger Series. The $7.50 Cumulative Class I Preferred Stock is a Merger Series and on the Effective Date of the Merger one share of $7.50 Cumulative Class I Preferred Stock shall be issued upon the conversion in the Merger of a Preferred Share, par value $100 per share, of Iowa-Illinois of the series designated $7.50 Cumulative Preferred Shares.

                           DIVISION II

         Provisions Relating to Class M Preferred Stock


(A) Designations. Each Merger Series of Class M Preferred Stock is given one of the following distinguishing designations:

               $1.7375   Series
               $3.30     Series
               $3.75     Series
               $3.90     Series
               $4.20     Series
               $4.35     Series
               $4.40     Series
               $4.80     Series

(B)  Number of Shares.  Each Merger Series of Class M Preferred
Stock shall consist of the following number of shares of Class M
Preferred Stock:

               Series                   Number of Shares

               $1.7375 Series           2,400,000
               $3.30   Series              49,632
               $3.75   Series              38,320
               $3.90   Series              32,636
               $4.20   Series              47,369
               $4.35   Series              49,950
               $4.40   Series              50,000
               $4.80   Series              49,898

(C)  Distributions ("Dividends").

     (1) The holders of the shares of each Merger Series of Class M Preferred Stock in preference to the holders of Common Stock and the holders of any other shares of the Corporation which rank junior to the Class M Preferred Stock and Class I Preferred Stock, shall be entitled to receive, but only when and as declared by the Board of Directors, out of any assets legally available therefor, Dividends in lawful money of the United States of America, in the amount per annum set forth in the provisions of these Articles of Amendment creating such Merger Series of Class M Preferred Stock, and no more.

     (2) Dividends on the Merger Series shares of Class M Preferred Stock shall be payable quarterly on the first day of each of the months of February, May, August and November ("Dividend Payment Date") with respect to the quarterly Dividend period ending on the date preceding each such Dividend Payment Date, to shareholders of record as of a date to be fixed by the Board of Directors, not exceeding thirty (30) days and not less than ten (10) days preceding such Dividend Payment Dates; provided, however, that the first Dividend payable on the Merger Series shares of Class M Preferred Stock shall be paid as follows:

                    (a)  if a regular Dividend payment date for
               the shares of Preferred Stock, no par value, of Midwest Power which were converted into shares of such Merger Series in the merger of Midwest Resources Inc., Midwest Power and Iowa-Illinois with and into the Corporation ("Midwest Power Payment Date"), occurs after the Effective Date of the Merger but before the first Dividend Payment Date after the Effective Date of the Merger ("First Dividend Payment Date"), then

                         (i)  a Dividend shall be paid on the
                    shares of such Merger Series on the Midwest
                    Power Payment Date in the regular quarterly amount, and

                         (ii)  a Dividend shall be paid on the
                    shares of such Merger Series on the First
                    Dividend Payment Date, but only in the amount obtained by multiplying the regular quarterly amount of such Dividend by a fraction (A) the numerator of which is the number of days in the period commencing on the Midwest Power Payment Date and ending on and including the day prior to the First Dividend Payment Date, and (B) the denominator of which is the number of days in the period commencing on the Dividend Payment Date preceding the Effective Date of the Merger and ending on and including the day prior to the First Dividend Payment Date; or

                    (b)  if the First Dividend Payment Date
               occurs before a Midwest Power Payment Date, a Dividend shall be paid on the shares of such Merger Series on the First Dividend Payment Date, but only in the amount obtained by multiplying the regular quarterly amount of such Dividend by a fraction (i) the numerator of which is the number of days in the period commencing on the Midwest Power Payment Date preceding the Effective Date of the Merger and ending on and including the day prior to the First Dividend Payment Date, and (ii) the denominator of which is the number of days in the period commencing on the Dividend Payment Date preceding the Effective Date of the Merger and ending on and including the day prior to the First Dividend Payment Date.

     (3) Except as provided in Section (C)(2) of this Division II, Dividends on each Merger Series share of Class M Preferred Stock shall be cumulative from the Dividend Payment Date preceding the Effective Date of the Merger. Accumulations of Dividends shall not bear interest.

     (4) Except as provided in Section (C)(2) of this Division II, no Dividend shall be paid upon, or declared and set apart for, any Merger Series share of Class M Preferred Stock for any quarterly period or portion thereof unless (i) at the same time a like proportionate Dividend for the same quarterly period or portion thereof shall be paid upon, or declared and set aside, for all shares of Class I Preferred Stock and all Merger Series shares of Class M Preferred Stock and all other shares of Class M Preferred Stock on which Dividends are payable on a Dividend Payment Date and
          (ii) no Dividends on any other shares of Class M Preferred Stock are accrued and unpaid.

     (5) So long as any shares of Class I Preferred Stock and Merger Series shares of Class M Preferred Stock are outstanding, the Corporation shall not (i) pay or declare or set aside any Dividend or other distribution on any shares of Common Stock or on any other junior shares of the Corporation which rank below the Class I Preferred Stock and Class M Preferred Stock with respect to any assets, Dividends or other distributions or upon Liquidation or (ii) purchase, redeem or otherwise acquire for value any shares of Common Stock or such junior shares, in each case unless and until full Dividends have been declared and paid upon or set apart for payment on all shares of Class I Preferred Stock and all shares of Class M Preferred Stock, with respect to all Dividend periods and the Dividend period which includes the date of such Dividend or distribution on Common Stock or such junior shares; provided, however, that the foregoing terms of this Section (C)(5) shall not apply to the declaration and payment of Dividends or other distributions on any shares of Common Stock or such junior shares if payable solely in shares of Common Stock or such junior shares, nor to the acquisition of shares of Common Stock or such junior shares in exchange for, or through the application of the proceeds of the sale of, any shares of Common Stock or such junior shares.

(D)  Redemption.

     (1) Subject to the limitations set forth in Section (E) of this Division II, the outstanding shares of each Merger Series of Class M Preferred Stock may be redeemed by the Corporation, at its option, by action of its Board of Directors, as a whole at any time or in part from time to time, by paying in cash on a redemption date specified by the Board of Directors, the following redemption prices, in each case plus an amount equal to accrued and unpaid Dividends thereon to such redemption date:

                    $1.7375 Series:
                         $26.7375 per share through November 30,
                         1994
                         $26.3900 per share on December 1, 1994
                         through November 30, 1995
                         $26.0425 per share on December 1, 1995
                         through November 30, 1996
                         $25.6950 per share on December 1, 1996
                         through November 30, 1997
                         $25.3475 per share on December 1, 1997
                         through November 30, 1998
                         $25.0000 per share on or after
                         December 1, 1998
                    $3.30 Series:
                         $101.50 per share
                    $3.75 Series:
                         $102.75 per share
                    $3.90 Series:
                         $105.00 per share
                    $4.20 Series:
                         $103.439 per share
                    $4.35 Series:
                         $102.00 per share
                    $4.40 Series:
                         $101.50 per share
                    $4.80 Series:
                         $102.70 per share

provided, however, that prior to December 1, 1998, no shares of the $1.7375 Series of Class M Preferred Stock may be redeemed through a refunding, directly or indirectly, by or in anticipation of the incurring of any debt which has an interest cost, or the issuance of stock ranking equally with or prior to the $1.7375 Series of Class M Preferred Stock as to Dividends or assets which has a Dividend cost to the Corporation (computed in accordance with generally accepted financial practice), of less than 7.15% per annum.

     (2) "Accrued and unpaid Dividends" as used in this Amendment with respect to any Merger Series share of

         Class M Preferred Stock means the amount, if any, by which the applicable amount of Dividend per annum from the date after which Dividends on such share become cumulative to the date in question, exceeds the Dividends actually paid or declared and set aside for payment thereon.

     (3) Notice of any proposed redemption of any Merger Series shares of Class M Preferred Stock shall be given by the Corporation by mailing a copy of such notice not more than sixty (60) nor less than thirty (30) days prior to the date fixed for such redemption to the holders of record of such shares to be redeemed, at their respective addresses then appearing on the books of the Corporation; but no failure to mail such notice or any defect therein, or in the mailing thereof, shall affect the validity of the proceedings for the redemption of any Merger Series shares of Class M Preferred Stock so to be redeemed.

     (4) In case of redemption of only a part of the shares of any Merger Series of Class M Preferred Stock at the time outstanding, the shares of such Merger Series of Class M Preferred Stock to be redeemed shall be selected by lot in such manner as the Board of Directors may determine.

     (5) On the redemption date specified in the notice of such redemption the Corporation shall, and at any time within sixty (60) days prior to such redemption date may, deposit in trust, for the account of the holders of the Merger Series shares of Class M Preferred Stock to be redeemed, funds necessary for such redemption with a bank or trust company in good standing, organized under the laws of the United States of America or of the State of Iowa, doing business in the City of Des Moines, Iowa, having combined capital, surplus and undivided profits of at least $2,500,000 and designated in such notice of redemption.

     (6) Notice having been given and funds necessary for such redemption having been deposited, all as provided in this Section (D), all Merger Series shares of Class M Preferred Stock with respect to the redemption of which such notice shall be given and deposit made, shall thenceforth, whether or not the date fixed for such redemption shall have yet occurred, or the certificates for such shares shall have been surrendered for cancellation, be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate except only the right of the holders of the certificates for such shares to receive, out of the funds so deposited in trust, upon or after the redemption date (unless an earlier date is fixed by the Board of Directors of the Corporation), the redemption funds, without interest, to which they are entitled upon endorsement, if required, and surrender of their certificates for such shares.

     (7) At the expiration of six (6) years after the redemption date such trust shall terminate and any such moneys then remaining on deposit with such bank or trust company which are unclaimed by the holders of the certificates for the Merger Series shares of Class M Preferred Stock which have been so redeemed, plus interest thereon, if any, shall be paid by such bank or trust company to the Corporation, free of trust, and thereafter the holders of the certificates for such shares shall have no claim against such bank or trust company but only claims as unsecured creditors against the Corporation for the amount payable upon the redemption thereof, without interest.

     (8) Any interest on or other accretions to funds deposited with such bank or trust company pursuant to this Section (D) shall belong to the Corporation.

(E)  Repurchase.

     (1) The Corporation may from time to time purchase or otherwise acquire Merger Series shares of Class M Preferred Stock at a price not exceeding the amount at the time payable in the event of redemption thereof otherwise than through the operation of the applicable sinking fund, if any.

     (2) If and so long as the Corporation shall be in default in the payment of any quarterly Dividend on any shares of Class I Preferred Stock or Merger Series shares of Class M Preferred Stock, or shall be in default in the payment of funds into or the setting aside of funds for any sinking fund created for any shares of Class I Preferred Stock or Merger Series shares of Class M Preferred Stock, the Corporation shall not (other than by the use of unapplied funds, if any, paid into or set aside for a sinking fund or funds prior to such default):

               (a) redeem any shares of Class I Preferred Stock or any Merger Series shares of Class M Preferred Stock, unless all shares of Class I Preferred Stock and all Merger Series shares of Class M Preferred Stock are redeemed, or

               (b) purchase or otherwise acquire for a valuable consideration any shares of Class I Preferred Stock or Merger Series shares of Class M Preferred Stock, except pursuant to offers of sale made by the holders of shares of Class I Preferred Stock and Merger Series shares of Class M Preferred Stock in response to an invitation for tenders given by mail by the Corporation simultaneously to the holders of record of all shares of Class I Preferred Stock and all Merger Series shares of Class M Preferred Stock then outstanding, at their respective addresses then appearing on the books of the Corporation.

(F)  Preference on Liquidation.

     (1) Before any distribution of any assets of the Corporation shall be made to the holders of any Common Stock or any other junior shares of the Corporation which rank below the Class I Preferred Stock and Class M Preferred Stock with respect to any assets, Dividends or other distributions:

          (a) in the event of any liquidation, dissolution or winding up ("Liquidation") of the Corporation which is voluntary:

               (i) the holders of the shares of the $1.7375 Series, $3.30 Series, $3.75 Series, $4.35 Series, $4.40 Series and $4.80 Series shall be entitled to receive an amount per share equal to the amount which would then be payable upon such share in the event of redemption thereof in accordance with Section (D) of this Division II, and no more; and

               (ii)  the holders of the shares of the $3.90
          Series and $4.20 Series shall be entitled to receive the amount of one hundred dollars ($100) per share plus accrued and unpaid Dividends to the date of payment of such amount, and no more.

          (b) in the event of any Liquidation of the Corporation which is involuntary:

               (i)  the holders of the shares of the $3.30
          Series, $3.75 Series, $3.90 Series, $4.20 Series, $4.35 series, $4.40 Series and $4.80 Series of Class M Preferred Stock shall be entitled to receive the amount of one hundred dollars ($100) per share plus accrued and unpaid Dividends to the date of payment of such amount, and no more; and

               (ii) the holders of the shares of the $1.7375 Series of Class M Preferred Stock shall be entitled to receive the amount of twenty-five dollars ($25.00) per share plus accrued and unpaid Dividends to the date of payment of such amount, and no more.

     (2) If upon any Liquidation the assets distributable among the holders of the shares of Class I Preferred Stock and Class M Preferred Stock shall be insufficient to permit the payment of the full preferential amounts to which they shall be entitled, then the entire assets of the Corporation to be distributed shall be distributed among the holders of the shares of Class I Preferred Stock and Class M Preferred Stock then outstanding ratably in proportion to the amounts to which such holders are respectively entitled.

     (3) If upon any Liquidation the holders of the shares of Class I Preferred Stock and Class M Preferred Stock shall receive the full preferential amounts to which they shall be entitled, the remaining assets and funds of the Corporation shall be distributed among the holders of the shares of Common Stock and of any other junior shares of the Corporation which rank below the Class I Preferred Stock and Class M Preferred Stock with respect to any assets, or Dividends or other distributions, according to their respective rights and preferences and according to their respective shares.

     (4) Neither a consolidation nor a merger of the Corporation, nor a sale or transfer of substantially all its assets as an entirety, nor a redemption or a purchase or other acquisition by the Corporation of less than all of its shares of any class at the time outstanding, shall be regarded as a Liquidation within the meaning of this Section (F).

(G)  Voting Rights.

     (1) Except to the extent required by law or as permitted by this Section (G), the holders of Merger Series shares of Class M Preferred Stock shall have no voting rights.

     (2) If at any time Dividends on any Class I Preferred Stock or Class M Preferred Stock shall be accrued and unpaid in an amount equivalent to six or more full quarterly Dividends, the holders of all shares of Class I Preferred Stock and Class M Preferred Stock, voting together as a single class for such purpose, shall be entitled until, but only until, all Dividends accrued and unpaid on all shares of Class I Preferred Stock and Class M Preferred Stock shall have been paid (or deposited in trust for payment on or before the next succeeding Dividend Payment Date with respect to shares of Class I Preferred Stock and Merger Series shares of

          Class M Preferred Stock, and on or before the next succeeding date or dates upon which Dividends are payable on other series of Class M Preferred Stock), to elect two (2) Directors of the Corporation.

     (3) While the holders of the shares of Class I Preferred Stock and Class M Preferred Stock remain entitled to elect two Directors of the Corporation, the payment of Dividends on Class I Preferred Stock and Class M Preferred Stock, including accrued and unpaid Dividends, shall not be unreasonably withheld if the financial condition of the Corporation permits payment thereof.

     (4) The right of the holders of the shares of Class I Preferred Stock and Class M Preferred Stock under this Section (G) to elect two Directors of the Corporation may be exercised at any annual meeting of shareholders or, within the limitations of this Section (G), at a special meeting of shareholders held for such purpose; whenever such right shall have become vested, upon request signed by any holder of record of shares of Class I Preferred Stock or Class M Preferred Stock and delivered to the Corporation at its principal office not less than ninety (90) days prior to the date for the annual meeting next following the date of such vesting, the President of the Corporation shall call a special meeting of shareholders, to be held within sixty (60) days after the receipt of such request, for the purpose of electing a new Board of Directors, of which two shall, subject to the provisions of this Section (G), be elected by a vote of the holders of the Class I Preferred Stock and Class M Preferred Stock, voting together as a single class, to serve until the next annual meeting or until their successors shall be elected and shall qualify.

     (5) No such special meeting shall be required to be held within 120 days after such a prior special meeting, and the term of office of each Director of the Corporation shall terminate at the time of any such special meeting or adjournment thereof, notwithstanding that the term for which such Director had been elected shall not then have expired, and provided that the successor of such Director is duly elected and qualified.

     (6) In the event that at any special meeting at which the holders of the shares of Class I Preferred Stock and Class M Preferred Stock shall be entitled to elect two Directors of the Corporation, a quorum of the holders of the shares of Class I Preferred Stock and Class M Preferred Stock shall not be present in person or by proxy, the holders of Common Stock, if a quorum thereof be present in person or by proxy, shall temporarily elect the Directors of the Corporation, which holders of the shares of Class I Preferred Stock and Class M Preferred Stock were entitled but failed to elect, such Directors to be designated as having been so elected and their term of office to expire at such time thereafter as their successors shall be elected by holders of the shares of Class I Preferred Stock and Class M Preferred Stock as provided in this Section
          (G).

     (7) Whenever the holders of the shares of Class I Preferred Stock and Class M Preferred Stock shall be entitled to elect two Directors, any holder of record of a share of Class I Preferred Stock or Class M Preferred Stock shall have the right, during regular business hours, in person or by a duly authorized representative, to examine the Corporation stock records of the Class I Preferred Stock and Class M Preferred Stock for the purpose of communicating with other holders of Class I Preferred Stock and Class M Preferred Stock with respect to the exercise of such right of election, and to make a list of such holders.

     (8) Whenever, under the terms of this Section (G), the holders of the shares of Class I Preferred Stock and Class M Preferred Stock shall be divested of the right to elect two Directors, upon request signed by any holder of record of Common Stock and delivered to the Corporation at its principal office not less than ninety (90) days prior to the date for the annual meeting next following the date of such divesting, the President of the Corporation shall call a special meeting of the holders of Common Stock to be held within sixty (60) days after the receipt of such request for the purpose of electing a new Board of Directors to serve until the next annual meeting or until their respective successors shall be elected and shall qualify.

     (9) The term of office of each Director of the Corporation shall terminate at the time of any such special meeting or adjournment thereof at which a quorum of holders of Common Stock shall be present in person or by proxy, notwithstanding that the term for which such Director had been elected shall not then have expired, and provided that the successor to such Director is duly elected and qualified.

     (10) If, during any interval between annual meetings of shareholders for the election of Directors and while the holders of the shares of Class I Preferred Stock and Class M Preferred Stock shall be entitled to elect two Directors, a Director in office who has been elected by the holders of the shares of Class I Preferred Stock and Class M Preferred Stock, shall, by reason of resignation, death or removal, cease to be a Director, (a) the vacancy or vacancies shall be filled by vote of the remaining Director then in office who was elected by the holders of the shares of Class I Preferred Stock and Class M Preferred Stock or who succeeded to a Director so elected, and (b) if any vacancy which occurred more than six months prior to the date of the next ensuing annual meeting is not so filled within forty (40) days after the occurrence thereof, the President of the Corporation shall call a special meeting of the holders of the shares of Class I Preferred Stock and Class M Preferred Stock and such vacancy shall be filled at such special meeting.

     (11) A Director elected by holders of the shares of Class I Preferred Stock and Class M Preferred Stock may be removed from office only by vote of the holders of a majority of the votes of the outstanding shares of Class I Preferred Stock and Class M Preferred Stock.

     (12) At any annual or special meeting of the shareholders held for any purpose including the purpose of electing Directors when the holders of the shares of Class I Preferred Stock and Class M Preferred Stock shall be entitled to elect two Directors, the presence in person or by proxy of holders of a majority of the votes of the outstanding shares of Class I Preferred Stock and Class M Preferred Stock shall be required to constitute a quorum of the holders of the shares of Class I Preferred Stock and Class M Preferred Stock.

     (13) At any meeting of shareholders at which the holders of the shares of Class I Preferred Stock and Class M Preferred Stock are required to vote by law or are permitted to vote by any articles of amendment to the Articles of Incorporation, each holder of Merger Series shares of Class M Preferred Stock shall have one vote for each such Merger Series share except the holders of $1.7375 Series Shares of Class M Preferred Stock which shall have 1/4 vote for each such $1.7375 Series Share, and each holder of shares of each other series of Class M Preferred Stock shall have the number or fraction of votes set forth for each such share in the articles of amendment to the Articles of Incorporation in which the terms of such series are determined, in each case standing in the name of such holder on the books of the Corporation on the record date fixed for such purpose, or, if no record date is fixed, on the date on which such vote is taken.

     (14) The holders of shares of Class M Preferred Stock shall not be entitled to receive notice of any meeting at which they are not entitled to vote.

     (15) No Preemptive Rights. No holder of Merger Series shares of Class M Preferred Stock as such shall have any preemptive or preferential right to purchase or subscribe for any shares of stock or rights or options to purchase stock or any other securities of the Corporation of any kind whatsoever whether now or hereafter authorized.

                          DIVISION III

            Provisions Relating to Preference Stock



(A) Issue in Series. The shares of Preference Stock may be divided into and issued in series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Authority is hereby expressly vested in the Board of Directors to divide any or all of the shares of Preference Stock from time to time authorized into series, to fix the designation of each such series and, subject to the limitations stated herein or imposed by law, to fix and determine the following as to each such series:

     (1) the distribution ("Dividend") rate or rates for the shares of such series, or the facts ascertainable outside the Articles of Incorporation of the Corporation providing the basis for determining such Dividend rate or rates, which may vary according to a formula based upon market rates or rating agency ratings for such series or other designated securities and/or be determined periodically by auctions, remarketing or other methods, but only if the manner in which such facts are to operate upon such Dividend rate or rates shall be clearly and expressly set forth in Articles of Amendment to the Articles of Incorporation adopted by the Board of Directors of the Corporation for such purpose; the date or dates on which such Dividends may be payable; and the date from which Dividends on shares of such series shall be cumulative;

     (2) the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

     (3) the amount payable upon each of such shares in the event of the voluntary or involuntary liquidation, dissolution or winding up ("Liquidation") of the Corporation;

     (4) sinking fund provisions, if any, for the redemption or purchase of such shares; and

     (5) the terms and conditions on which such shares may be converted into Common Stock, if such shares are to be issued with such privilege of conversion.

(B) Dividends. Subject to the preferential rights of the holders of Class I Preferred Stock and Class M Preferred Stock with respect to the payment of Dividends, as set forth in Section (B) of Division I and in Section (C) of Division II, the holders of shares of Preference Stock of each series shall be entitled to receive, when and as declared by the Board of Directors from assets legally available for the payment thereof, Dividends at the rate fixed for such series, and no more, payable quarterly on the first day of each of the months of February, May, August and November in each year (the "quarterly Dividend Payment Dates"), each such quarterly Dividend payment to be in respect of the quarterly Dividend period ending with the day next preceding the date of such payment, except in the case of the first Dividend payable on shares of any series issued between quarterly Dividend Payment Dates, in which case such Dividend shall be for the period beginning with the date of issue of such shares or the next preceding quarterly Dividend Payment Date for the Preference Stock, as determined by the Board of Directors, and ending with the day next preceding either the first or the second quarterly Dividend Payment Date for the Preference Stock succeeding the date of issue of such shares, as determined by the Board of Directors. Notwithstanding the immediately preceding sentence, if so provided in the articles of amendment to the Articles of Incorporation establishing a particular series of Preference Stock, as authorized by Section (A) of this Division III, Dividends on the shares of such series may be declared payable on such dates and with respect to such periods as shall be set forth in such articles of amendment.

     Except as may be otherwise provided in the articles of amendment to the Articles of Incorporation establishing a particular series of Preference Stock, such Dividends shall accrue and be cumulative with respect to each share of each series from and including the beginning date of the period for which the first Dividend thereon was payable.

     No Dividend shall be declared in full on the outstanding shares of Preference Stock of any series ("Declaring Series") in respect of any Dividend period for the Declaring Series at the Dividend rate applicable to such Dividend period unless prior thereto or concurrently therewith Dividends in full shall likewise have been declared on all then outstanding Preference Stock of each other series ("Other Series") in respect of each Dividend period for each of the Other Series ending concurrently with, or prior to, the last day of the Dividend period first above specified, at the respective Dividend rates applicable from time to time to each Other Series. Whenever less than full Dividends shall be declared on the Declaring Series in respect of any Dividend period for the Declaring Series at the Dividend rate applicable to such Dividend period, Dividends on the outstanding shares of Preference Stock of all series shall be declared ratably in accordance with the respective amounts which would be payable on all such outstanding shares of Preference Stock if all Dividends, including accumulated Dividends, if any, were declared in full on the declaration date. Accumulations of Dividends shall not bear interest.

     So long as any shares of Preference Stock are outstanding, no Dividend shall be paid or declared, or other distribution made, on Junior Shares, nor shall any Junior Shares be purchased, redeemed, retired or otherwise acquired for a consideration, unless Dividends on the outstanding Preference Stock for the current and all past Dividend periods shall have been paid in full, or declared and set apart for payment, or if the Corporation shall be in default or deficient under any requirement or a sinking fund established with respect to outstanding shares of Preference Stock of any series for any period then elapsed; provided, however, that the restrictions of this Section (B) shall not apply to the declaration and payment of Dividends on Junior Shares if payable solely in Junior Shares, nor to the acquisition of any Junior Shares through the application of the proceeds of any Junior Shares sold at or about the time of such acquisition, nor shall such restrictions prevent the transfer of any amount from surplus to stated capital.

(C) Liquidation Preferences. In the event of Liquidation of the Corporation, whether voluntary or involuntary, the holders of Preference Stock of each series outstanding shall be entitled to receive out of the assets of the Corporation, before any payment or distribution shall be made to the holders of any Junior Shares, such amount per share as shall have been fixed by the Board of Directors as the voluntary liquidation price or the involuntary liquidation price, as the case may be, for the shares of such series; provided, however, that no such payment to the holders of Preference Stock shall be made until payment in full shall have been made to the holders of all shares of Class I Preferred Stock and Class M Preferred Stock, or moneys or other assets sufficient for such payment shall have been set apart for payment by the Corporation, separate and apart from its other funds and assets for the account of such holders, in accordance with the provisions of Section (C) of Division I and Section (F) of Division II. If upon any such Liquidation the assets of the Corporation available for payment to shareholders are not sufficient to make payment in full to the holders of Preference Stock as above provided, payment shall be made to such holders ratably in accordance with the number of shares held by them respectively, and in case there shall then be outstanding more than one series of Preference Stock, ratably in accordance with the respective distributive amounts to which such holders shall be entitled.

     Neither a consolidation nor merger of the Corporation with or into any other corporation, nor a merger of any other corporation into the Corporation, nor the purchase or redemption of all or any part of the outstanding shares of any class or classes of the Corporation, nor the sale or transfer of the property and business of the Corporation as or substantially as an entirety, shall be construed to be a Liquidation of the Corporation within the meaning of the foregoing provisions.

(D) Redemption and Repurchases. Subject to the limitations stated in Section (B) of Division I, Section (E) of Division II and in this Section (D), and except as may be otherwise provided in the articles of amendment to the Articles of Incorporation establishing a particular series, shares of Preference Stock of any one or more series may be called for redemption and redeemed, at the option of the Corporation, in whole at any time or in part from time to time, by the payment therefor in cash of the then applicable optional redemption price or prices fixed by the Board of Directors for the shares of such series, each redemption to be effected upon notice the same as that provided in Section
     (D) of Division I in respect of the redemption of Class I Preferred Stock. All other provisions of said Section (D) with respect to the method and effect of redemption of Class I Preferred Stock shall be applicable to the redemption of Preference Stock in the same manner and with the same force and effect as though such provisions were set forth in full in this Section (D).

     Subject to applicable law, to the provisions of Section (B) of Division I, Section (E) of Division II and to the provisions of this Division III, the Corporation may from time to time purchase or otherwise acquire outstanding shares of Preference Stock at a price per share not exceeding the amount at the time payable in the event of redemption thereof otherwise than through the operations of the applicable sinking fund, if any.

     If and so long as the Corporation shall be in default in the payment of any quarterly Dividend on shares of Preference Stock of any series, or shall be in default in the payment of funds into or the setting aside of funds for any sinking fund created for any series of the Preference Stock, the Corporation shall not (other than by the use of unapplied funds, if any, paid into or set aside for a sinking fund or funds prior to such default):

     (1) redeem any shares of Preference Stock unless all shares thereof are redeemed, or

     (2) purchase or otherwise acquire for a valuable consideration any shares of Preference Stock, except pursuant to offers of sale made by the holders of Preference Stock in response to an invitation for tenders given by mail by the Corporation simultaneously to the holders of record of all shares of Preference Stock then outstanding, at their respective addresses then appearing on the books of the Corporation.

(E) Restrictions on Certain Corporation Action. So long as any shares of Preference Stock shall be outstanding, the Corporation shall not, without the affirmative vote or the written consent of the holders of at least two-thirds of the shares of Preference Stock at the time outstanding, or as of a record date fixed by the Board of Directors, create or authorize any shares of any class, other than the Class I Preferred Stock and Class M Preferred Stock (whether now or hereafter authorized), ranking prior to or on a parity with the Preference Stock with respect to the payment of Dividends or the distribution of assets upon the Liquidation of the Corporation.

(F) Preemptive Rights. No holder of Preference Stock shall have any preemptive right to subscribe for or acquire additional shares of the Corporation of the same or any other class, whether such shares are now or hereafter authorized.

(G) Cancellation. All shares of Preference Stock which shall be redeemed or repurchased pursuant to any sinking fund created for any series of Preference Stock, or applied in lieu of the payment of funds into or the setting aside of funds for any such sinking fund, and all shares of Preference Stock issued with the privilege of conversion into shares of Common Stock which shall be so converted, shall be retired and cancelled and shall not be reissued. Shares of Preference Stock otherwise redeemed, purchased or acquired by the Corporation may be reissued in the same manner as authorized but unissued shares of Preference Stock undesignated as to series until and unless cancelled by the Board of Directors pursuant to applicable law.

(H) Definitions. In this Division III and in any articles of amendment to the Articles of Incorporation establishing a series of Preference Stock and fixing the designation and terms thereof, the meanings below assigned shall control:

     "Junior Shares" shall mean shares of any class ranking subordinate to the Preference Stock both as to Dividends and upon the Liquidation of the Corporation, including Common
     Stock.

(I)  Voting Rights.

     (1) Except to the extent required by law or as permitted by this Division III, the holders of shares of Preference
          Stock shall have no voting rights.

     (2) If at any time Dividends on any shares of Preference Stock shall be accrued and unpaid in an amount equivalent to six or more full quarterly Dividends, the holders of all shares of Preference Stock shall be entitled until, but only until, all Dividends accrued and unpaid on all shares of Preference Stock shall have been paid (or deposited in trust for payment on or before the next succeeding Dividend Payment Date with respect to shares of Preference Stock) to elect one (1) Director of the Corporation.

     (3) While the holders of the shares of Preference Stock remain entitled to elect one Director of the Corporation, the payment of Dividends on Preference Stock, including accrued and unpaid Dividends, shall not be unreasonably withheld if the financial condition of the Corporation permits payment thereof.

     (4) The right of the holders of the shares of Preference Stock under this Section (I) to elect one Director of the Corporation may be exercised at any annual meeting of shareholders or, within the limitations of this Section (I), at a special meeting of shareholders held for such purpose; whenever such right shall have become vested, upon request signed by any holder of record of shares of Preference Stock and delivered to the Corporation at its principal office not less than ninety (90) days prior to the date for the annual meeting next following the date of such vesting, the President of the Corporation shall call a special meeting of shareholders, to be held within sixty (60) days after the receipt of such request, for the purpose of electing a new Board of Directors, of which one shall, subject to the provisions of this Section (I), be elected by a vote of the holders of the shares of Preference Stock, to serve until the next annual meeting or until the successor of such Director shall be elected and shall qualify.

     (5) No such special meeting shall be required to be held within 120 days after such a prior special meeting, and the term of office of each Director of the Corporation shall terminate at the time of any such special meeting or adjournment thereof, notwithstanding that the term for which such Director had been elected shall not then have expired, and provided that the successor of such Director is duly elected and qualified.

     (6) In the event that at any special meeting at which the holders of the shares of Preference Stock shall be entitled to elect one Director of the Corporation, a quorum of the holders of the shares of Preference Stock shall not be present in person or by proxy, the holders of Common Stock, if a quorum thereof be present in person or by proxy, shall temporarily elect the Director of the Corporation, which the holders of the shares of Preference Stock were entitled but failed to elect, such Director to be designated as having been so elected and his or her term of office to expire at such time thereafter as his or her successor shall be elected by the holders of the shares of Preference Stock as provided in this Section (I).

     (7) Whenever the holders of the shares of Preference Stock shall be entitled to elect one Director, any holder of record of shares of Preference Stock shall have the right, during regular business hours, in person or by a duly authorized representative, to examine the Corporation stock records of the Preference Stock for the purpose of communicating with other holders of shares of Preference Stock with respect to the exercise of such right of election, and to make a list of such holders.

     (8) Whenever, under the terms of this Section (I), the holders of the shares of Preference Stock shall be divested of the right to elect one Director, upon request signed by any holder of record of Common Stock and delivered to the Corporation at its principal office not less than ninety (90) days prior to the date for the annual meeting next following the date of such divesting, the President of the Corporation shall call a special meeting of the holders of Common Stock to be held within sixty (60) days after the receipt of such request for the purpose of electing a new Board of Directors to serve until the next annual meeting or until their respective successors shall be elected and shall qualify.

     (9) The term of office of each Director of the Corporation shall terminate at the time of any such special meeting or adjournment thereof at which a quorum of holders of Common Stock shall be present in person or by proxy, notwithstanding that the term for which such Director had been elected shall not then have expired, and provided that the successor to such Director is duly elected and qualified.

     (10) If, during any interval between annual meetings of shareholders for the election of Directors and while the holders of the shares of Preference Stock shall be entitled to elect one Director, the Director in office who has been elected by the holders of shares of Preference Stock, shall, by reason of resignation, death or removal, cease to be a Director, the President of the Corporation shall call a special meeting of the holders of the shares of Preference Stock and such vacancy shall be filled at such special meeting if such vacancy occurred more than six months prior to the next ensuing annual meeting.

     (11) The Director elected by the holders of the shares of Preference Stock may be removed from office only by vote of the holders of a majority of the votes of the outstanding shares of Preference Stock.

     (12) At any annual or special meeting of the shareholders held for any purpose, including the purpose of electing Directors when the holders of the shares of Preference Stock shall be entitled to elect one Director, the presence in person or by proxy of holders of a majority of the votes of the outstanding shares of Preference Stock shall be required to constitute a quorum of the holders of the shares of Preference Stock.

     (13) At any meeting of shareholders at which the holders of the shares of Preference Stock are required to vote by law or are permitted to vote by any articles of amendment to the Articles of Incorporation, each holder of shares of each series of Preference Stock shall have the number or fraction of votes set forth for each such share in the articles of amendment to the Articles of Incorporation in which the terms of such series are determined, in each case standing in the name of such holder on the books of the Corporation on the record date fixed for such purpose, or, if no record date is fixed, on the date on which such vote is taken.

     (14) The holders of shares of Preference Stock shall not be entitled to receive notice of any meeting at which they are not entitled to vote.

(J)  $7.80 Series Preference Stock.

     (1) Designation of Series and Number of Shares to be Issuable Therein. There is established a series of Preference Stock designated "Preference Stock, $7.80 Series" ("$7.80 Series"), which is a closed series consisting of 400,000 shares of Preference Stock.

     (2)  Rate of Dividend.   The rate per annum of Dividends on
          the $7.80 Series is $7.80 per share. The Dividend payable on each share of the $7.80 Series for any period less than a full quarterly Dividend period shall be computed on the basis of twelve 30-day months and the actual number of days elapsed in the period for which such Dividend is payable.

     (3) Sinking Fund Provisions. Subject to the limitations stated in Section (B) of Division I, Section (E) of Division II and Section (D) of Division III, while any shares of the $7.80 Series shall remain outstanding, the Corporation shall on or before May 1, 2001, and on or before May 1 of each year thereafter to and including May 1, 2005 (each such May 1 being hereinafter in this Section (I) called a "Sinking Fund Redemption Date"), set aside, separate and apart from its other funds, an amount equal to $6,660,000 (or such lesser amount as may be sufficient to redeem all of the shares of the $7.80 Series then outstanding) as a mandatory sinking fund payment for the exclusive benefit of shares of the $7.80 Series, plus such further amount as shall equal the accrued and unpaid Dividends on the shares of the $7.80 Series to be redeemed out of such payment (as hereinafter in this Section (I) provided) through the day preceding the applicable Sinking Fund Redemption Date. The obliga-tion of the Corporation to make such payments shall be cumulative, so that if for any reason the full amount thereof shall not be set aside for any year, the amount of the deficiency from time to time shall be added to the amount due from the Corporation on subsequent Sinking Fund Redemption Dates until the deficiency shall have been fully satisfied. The Corporation shall be entitled to credit against any such mandatory sinking fund payment shares of the $7.80 Series redeemed, purchased or otherwise acquired by the Corporation, except through application of any sinking fund payment (whether mandatory or optional), and not theretofore so credited, at the sinking fund redemption price hereinafter specified in this Section (I).

          In addition to the mandatory sinking fund payments required by the immediately preceding paragraph, the Corporation may at its option, in respect of any Sinking Fund Redemption Date, set aside, separate and apart from its other funds, an amount not in excess of $6,660,000 as an optional sinking fund payment for the exclusive benefit of shares of the $7.80 Series, plus such further amount as shall equal the accrued and unpaid Dividends on the shares of the $7.80 Series to be redeemed out of such payment (as hereinafter in this Section (I) provided) through the day preceding the applicable Sinking Fund Redemption Date. The privilege of making such payments shall not be cumulative, and no such payment shall relieve the Corporation to any extent from its obligation to make any subsequent mandatory sinking fund payment.

          Any amounts set aside by the Corporation pursuant to this Section (I) shall be applied on the date of such setting aside if a Sinking Fund Redemption Date or otherwise on the first Sinking Fund Redemption Date occurring thereafter to the redemption of shares of the $7.80 Series at $100.00 per share, plus accrued and unpaid Dividends through the day preceding the applicable Sinking Fund Redemption Date, in the manner and upon the notice provided in Section (D) of this Division III. If any Sinking Fund Redemption Date shall be a Saturday, Sunday or other day on which banking institutions in Chicago, Illinois or New York, New York are authorized or obligated to remain closed, such term shall be construed to refer to the next preceding business day.

          Subject to the limitations stated in Section (B) of Division I, Section (E) of Division II and Section (D) of this Division III, the Corporation shall on May 1, 2006 redeem any shares of the $7.80 Series then outstanding at $100.00 per share, plus accrued and unpaid Dividends through April 30, 2006.

     (4) Optional Redemption. The shares of the $7.80 Series are not redeemable at the option of the Corporation, in whole or in part, prior to May 1, 1996. In the manner and upon the notice provided in Section (D) of this Division III, the shares of the $7.80 Series may be redeemed at the option of the Corporation, at time or from time to time on or after May 1, 1996, at $107.80 per share if redeemed prior to May 1, 2001; at $103.90 per share if redeemed on or after May 1, 2001 and prior to May 1, 2003; and at $101.95 per share thereafter; plus, in each case, accrued and unpaid Dividends through the day preceding the redemption date.

     (5) Liquidation Prices. In the event of voluntary Liquidation of the Corporation, the holder of each share of the $7.80 Series shall be entitled to $107.80 per share prior to May 1, 2001; to $103.90 per share thereafter and prior to May 1, 2003; and to $101.95 per share thereafter; plus accrued and unpaid Dividends through the day preceding the date of payment, and no more. In the event of involuntary Liquidation of the Corporation, the holder of each share of the $7.80 Series shall be entitled to $100.00 per share, plus accrued and unpaid Dividends through the day preceding the date of payment, and no more.

     (6) Conversion Privileges. Shares of the $7.80 Series shall not be convertible into Common Stock.

     (7) Votes. Each holder of shares of the $7.80 Series shall have one vote for each such share on all matters upon which holders of shares of the $7.80 Series are entitled to vote.

     (8) Merger Series. The $7.80 Series is a Merger Series and on the Effective Date of the Merger one share of $7.80 Series shall be issued upon the conversion in the Merger of a Preference Share, without par value, of Iowa-Illinois of the series designated $7.80 Series.

(K)  $5.25 Series of Preference Stock.

     (1) Designation of Series and Number of Shares to be Issuable Therein. There is established a series of Preference Stock designated "Preference Stock, $5.25 Series" ("$5.25 Series"), which is a closed series consisting of 100,000 shares of Preference Stock.

     (2) Rate of Dividend. The rate per annum of Dividends on the $5.25 Series is $5.25 per share.

     (3) Retirement of $5.25 Series. Subject to the limitations stated in Section (B) of Division I, Section (E) of Division II and Section (D) of Division III, the Corporation shall on November 1, 2003 redeem all shares of the $5.25 Series then outstanding at $100.00 per share, plus accrued and unpaid Dividends through October 31, 2003.

     (4) Optional Redemption. In the manner and upon the notice provided in Section (D) of this Division III, the shares of the $5.25 Series may be redeemed at the option of the Corporation, at any time or from time to time on or after November 1, 1998, at $101.97 per share if redeemed prior to November 1, 1999; at $101.31 per share thereafter and prior to November 1, 2000; at $100.66 per share thereafter and prior to November 1, 2001; and at $100.00 per share thereafter; plus, in each case, accrued and unpaid Dividends through the day preceding the redemption date.

     (5) Liquidation Prices. In the event of voluntary Liquidation of the Corporation, the holder of each share of the $5.25 Series shall be entitled to $105.25 per share prior to November 1, 1998; to $101.97 per share thereafter and prior to November 1, 1999; to $101.31 per share thereafter and prior to November 1, 2000; to $100.66 per share thereafter and prior to November 1, 2001; and to $100.00 per share thereafter;

          plus, in each case, accrued and unpaid Dividends through the day preceding the date of payment, and no more. In the event of involuntary Liquidation of the Corporation, the holder of each share of the $5.25 Series shall be entitled to $100.00 per share, plus accrued and unpaid Dividends through the day preceding the date of payment, and no more.

     (6) Conversion Privileges. Shares of the $5.25 Series shall not be convertible into Common Stock.

     (7) Votes. Each holder of shares of the $5.25 Series shall have one vote for each such share on all matters upon which holders of shares of the $5.25 Series are entitled to vote.

     (8) Merger Series. The $5.25 Series is a Merger Series and on the Effective Date of the Merger one share of $5.25 Series shall be issued upon the conversion in the Merger of a Preference Share, without par value, of Iowa-Illinois of the series designated $5.25 Series.